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                                                                    EXHIBIT 99.3

                             MOBILINK TELECOM, INC.

                             1997 STOCK OPTION PLAN

     1. Establishment, Purpose and Term of Plan.


        1.1 Establishment. The Mobilink Telecom, Inc. 1997 Stock Option Plan (the "Plan") is hereby established effective as of March 25, 1997.

        1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

        1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

     2. Definitions and Construction.

        2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

            (a) "Award" means an Option or Stock Purchase Right granted under the Plan.

            (b) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

            (c) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

            (d) "Committee" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

            (e) "Company" means Mobilink Telecom, Inc., a California corporation, or any successor corporation thereto.


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            (f) "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

            (g) "Director" means a member of the Board or of the board of directors of any other Participating Company.

            (h) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j) "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

            (k) "Incentive Stock Option" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

            (l) "Insider" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.


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            (m) "Nonstatutory Stock Option" means an Option not intended to be
(as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

            (n) "Option" means a right granted under Section 6 to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (o) "Option Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares acquired upon the exercise thereof.

            (p) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

            (q) "Participant" means any eligible person who has been granted one or more Awards.

            (r) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

            (s) "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

            (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

            (u) "Service" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant's Service shall be deemed to have terminated unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Option Agreement or Stock Purchase Agreement. Except as otherwise provided by the Board, in its discretion, the Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.


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            (v) "Stock" means the common stock, without par value, of the
Company, as adjusted from time to time in accordance with Section 4.2.

            (w) "Stock Purchase Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Stock Purchase Right granted to the Participant and any shares acquired upon the exercise thereof.

            (x) "Stock Purchase Right" means a right granted under Section 7 to purchase Stock pursuant to the terms and conditions of the Plan.

            (y) "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            (z) "Ten Percent Shareholder" means a person who, at the time an Award is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

        2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3. Administration.

        3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

        3.2 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

            (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;


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            (b) to designate Options as Incentive Stock Options or Nonstatutory
Stock Options;

            (c) to determine the Fair Market Value of shares of Stock or other property;

            (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Award, (ii) the method of payment for shares purchased upon the exercise of the Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Award,
(vi) the effect of the Participant's termination of employment or service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan;

            (e) to approve one or more forms of Option Agreement and Stock Purchase Agreement;

            (f) to amend, modify, extend, or renew, or grant a new Award in substitution for, any Option or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

            (g) to amend the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Participant's termination of employment or service with the Participating Company Group;

            (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

            (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement or Stock Purchase Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent consistent with the Plan and applicable law.

     4. Shares Subject to Plan.

        4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be eight million one hundred fifty thousand (8,150,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an


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outstanding Award for any reason expires or is terminated or canceled, or if shares of Stock acquired, subject to repurchase, upon the exercise of an Award are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Award or such repurchased shares of Stock shall again be available for issuance under the Plan.

        4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards and in the exercise price per share of any outstanding Awards. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 9.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5. Eligibility and Option Limitations.

        5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one
(1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

        5.2 Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

        5.3 Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having an aggregate Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be


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treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

     6. Terms and Conditions of Options. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        6.1 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Shareholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

        6.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences service with a Participating Company.

        6.3 Payment of Exercise Price.

        (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased



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pursuant to any Option shall be made (i) in cash, by check, or cash equivalent,
(ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the Participant's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement or Stock Purchase Agreement, or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

            (b) Tender of Stock. Notwithstanding the foregoing, an Award may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Award may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

            (c) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

            (d) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

        6.4 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group


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with respect to such Award or the shares acquired upon the exercise thereof.
Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Award or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Option Agreement or Stock Purchase Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

        6.5 Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board, in its sole discretion, at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

     7. Terms and Conditions of Stock Purchase Rights.

        Stock Purchase Rights shall be evidenced by Stock Purchase Agreements, specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Stock Purchase Right or purported Stock Purchase Right shall be a valid and binding obligation of the Company unless evidenced by a fully executed Stock Purchase Agreement. Stock Purchase Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        7.1 Purchase Price. The purchase price under each Stock Purchase Right shall be established by the Board; provided, however, that (a) the purchase price per share shall be at least eighty-five percent (85%) of the Fair Market Value of a share of Stock either on the effective date of grant of the Stock Purchase Right or on the date on which the purchase is consummated and (b) the purchase price per share under a Stock Purchase Right granted to a Ten Percent Shareholder shall be at least one hundred percent (100%) of the Fair Market Value of a share of Stock either on the effective date of grant of the Stock Purchase Right or on the date on which the purchase is consummated.

        7.2 Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

        7.3 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (a) in cash, by check, or cash equivalent, (b) provided that


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the Participant is an Employee (unless otherwise not prohibited by law, including without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Stock Purchase Right is exercised, by delivery of the Participant's promissory note in a form approved by the Company for the aggregate purchase price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate purchase price not less than the par value of the shares being acquired, (c) in the form of the Participant's past service rendered to a Participating Company or for its benefit having a value not less than the aggregate purchase price of the shares being acquired, (d) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (e) by any combination thereof. Any payment by means of the Participant's promissory note shall be subject to the conditions described in Section 7.3(b)(iii). The Board may at any time or from time to time, by adoption of or by amendment to the standard form of Stock Purchase Agreement described in this Section 7, or by other means, grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

        7.4 Vesting and Restrictions on Transfer. Shares issued pursuant to any Stock Purchase Right may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria (the "Vesting Conditions"), as shall be established by the Board and set forth in the Stock Purchase Agreement evidencing such Award. During any period (the "Restriction Period") in which shares acquired pursuant to a Stock Purchase Right remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 9.1. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

            (a) Effect of Termination of Service. If a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service; provided, however, that with the exception of shares acquired pursuant to a Stock Purchase Right by an officer, a Director or a Consultant, the Company's repurchase option must lapse at the rate of at least twenty percent (20%) of the shares per year over the period of five (5) years from the effective date of grant of the Stock Purchase Right (without regard to the date on which the Stock Purchase Right was exercised) and the repurchase option must be exercised, if at all, for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days following the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.


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     8. Standard Forms of Agreements.

        8.1 Incentive Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

        8.2 Nonstatutory Stock Options. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonstatutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

        8.3 Option Agreement. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

        8.4 Stock Purchase Agreement. Unless otherwise provided by the Board at the time the Stock Purchase Right is granted, a Stock Purchase Right shall be subject to the term and conditions set forth in the standard form of Stock Purchase Agreement as may be approved by the Board from time to time.

        8.5 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any of the standard forms of agreement described in this Section 8 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of agreement are not inconsistent with the terms of the Plan.

     9. Transfer of Control.

        9.1 Definitions.

            (a) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                (ii) a merger or consolidation in which the Company is a party;

                (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or


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                (iv) a liquidation or dissolution of the Company.

            (b) A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting securities immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

        9.2 Effect of Transfer of Control on Options. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may without the consent of any Participant either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. For purposes of this Section 8.2, an Option shall be deemed assumed if, following the Transfer of Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Transfer of Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Transfer of Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

        9.3 Effect of Transfer of Control on Stock Purchase Right. The Board may, in its discretion, provide in any Stock Purchase Agreement that, in the event of a Transfer



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of Control, the lapsing of the Restriction Period applicable to the shares acquired pursuant to the Stock Purchase Right by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Transfer of Control to such extent as specified in such Stock Purchase Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 9.3 and the provisions of such Stock Purchase Agreement shall be conditioned upon the consummation of the Transfer of Control.

     10. Provision of Information. At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Participant and purchaser of shares of Stock upon the exercise of an Award. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information. Furthermore, the Company shall deliver to each Participant such disclosures as are required in accordance with Rule 701 under the Securities Act.

     11. Nontransferability of Awards. During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Award shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.

     12. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        13. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion thereof, without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock


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Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

     14. Shareholder Approval. The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4.1 (the "Maximum Shares") shall be approved by the shareholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Awards granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.


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